Exhibit 10.3

Execution Version

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is dated as of December 27, 2019, by and among the Persons set forth on Schedule I hereto (each, a “Supporting Party” and, together, the “Supporting Parties”), Leisure Acquisition Corp., a Delaware corporation (“LACQ”), and GTWY Holdings Limited, a Canadian corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). Each Supporting Party, LACQ and the Company are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, as of the date hereof, the Supporting Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,925,000 shares of LACQ Common Stock and 7,325,000 LACQ Warrants in the aggregate;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, LACQ, the Company and GTWY Merger Sub Corp., a Delaware corporation (“Merger Sub”), will enter into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, LACQ will merge with and into Merger Sub, with LACQ surviving as the Surviving Company and a wholly-owned Subsidiary of the Company, on the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions, a portion of the shares of LACQ Common Stock held by the Supporting Parties will be cancelled as further specified in Section 2.1(c) of the Merger Agreement and in this Agreement; and

WHEREAS, as an inducement to LACQ, the Company and Merger Sub to enter into the Merger Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto each hereby agree as follows:

ARTICLE I
SUPPORTING PARTY AGREEMENTs; COVENANTS

Section 1.1 Binding Effect of Merger Agreement; Cancellation of LACQ Common Stock. Each Supporting Party hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Supporting Party shall be bound by and comply with Sections 2.1(c) and 9.1 of the Merger Agreement (and any relevant definitions contained in such Sections) as if such Supporting Party were an original signatory to the Merger Agreement with respect to such provisions. Without limiting the generality of the foregoing, on the Closing Date, but in any event immediately prior to the Merger Effective Time, each Supporting Party shall (and, subject only to the consummation of the Closing hereby does) irrevocably surrender, forfeit and consent to the termination and cancellation, in each case for no consideration and without further right, obligation or liability of any kind or nature on the part of LACQ, the Company or Merger Sub, of a number of shares of LACQ Common Stock equal to the amount set forth opposite such Supporting Party’s name on Schedule I hereto. Immediately prior to the consummation of the Transactions, each Supporting Party shall cause to be delivered and surrendered for cancellation any stock certificates or any similar instruments or securities evidencing or representing the shares of LACQ Common Stock to be forfeited, terminated and cancelled pursuant to the preceding sentence.

Section 1.2 Amendment to LACQ Warrants.

(a) On or prior to the Closing Date, but in any event prior to the Merger Effective Time, the Supporting Parties and LACQ shall cause the LACQ Warrant Agreement to be amended such that the LACQ Warrants held by the Supporting Parties as of the Closing Date will be amended such that each Supporting Party holds the number of LACQ Warrants at the applicable strike price(s) set across from their respective name in the fourth column of Schedule II hereto.

(b) The Supporting Parties hereby agree that effective as of the Closing, the LACQ Warrant Agreement will be terminated and, pursuant to the terms of the Merger Agreement, the LACQ Warrants held by the Supporting Parties will be exchanged for warrants of the Company which shall be governed by a warrant agreement substantially in the form and content as attached as Exhibit A hereto.

Section 1.3 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) immediately prior to the consummation of the Closing and (b) the termination of the Merger Agreement pursuant to Article XI thereof, each Supporting Party shall not (i) sell, offer to sell, redeem, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any LACQ Common Stock or LACQ Warrants owned by such Supporting Party; provided, however, that such restrictions shall not be applicable to any shares of LACQ Common Stock acquired by HG Vora Special Opportunities Master Fund, Ltd. as part of LACQ’s initial public offering (“Vora IPO Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of LACQ Common Stock or LACQ Warrants owned by such Supporting Party; provided, however, that such restrictions shall not be applicable to any Vora IPO Shares or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); provided that the Supporting Parties shall be permitted to make transfers to (A) Affiliates or family trusts, in each case for estate planning purposes and (B) any other Supporting Party or a permitted transferee of any Supporting Party who is an original Supporting Party to this Agreement, in each case so long as (x) at least three (3) Business Days prior to any such transfer permitted under either of the foregoing clauses (A) or (B), such transferring Supporting Party shall deliver a written notice to LACQ and the Company, which notice will disclose in reasonable detail the identity of such transferee and (y) as a condition to any such transfer permitted under the foregoing clause (A), such transferee shall execute a joinder and acknowledgement reasonably satisfactory to the Company to be bound by and made a party to this Agreement; provided, further that, any such transfer shall not relieve, discharge or otherwise modify the obligations of the transferring Supporting Party under this Agreement. Notwithstanding the foregoing, during the period commencing on the date hereof and ending on the earlier of immediately prior to the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XI thereof, the Supporting Parties shall at all times maintain ownership of a number of shares of LACQ Common Stock sufficient to satisfy the cancellation and forfeiture obligations set forth in Section 2.1(b) of the Merger Agreement.

Section 1.4 New Shares. In the event that (a) any shares of LACQ Common Stock or other LACQ Securities are issued to a Supporting Party after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of LACQ Common Stock of, on or affecting the LACQ Common Stock owned by such Supporting Party or otherwise, (b) a Supporting Party purchases or otherwise acquires beneficial ownership of any shares of LACQ Common Stock or other LACQ Securities after the date of this Agreement, or (c) a Supporting Party acquires the right to vote or share in the voting of any shares of LACQ Common Stock or other LACQ Securities after the date of this Agreement (such LACQ Common Stock or other LACQ Securities, collectively, the “New Shares”), then such New Shares acquired or purchased by such Supporting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the LACQ Common Stock owned by such Supporting Party as of the date hereof.

Section 1.5 Termination of Existing Registration Rights Agreement. LACQ and each Supporting Party hereby consents to, and agrees that, conditioned upon the Closing of the Transactions and effective as of the Merger Effective Time, the Registration Rights Agreement, dated as of December 1, 2017 (the “Existing Registration Rights Agreement”), by and among LACQ, certain Supporting Parties and the other parties signatory thereto, shall terminate (and any amendment, notice or other action necessary to effectuate any such termination shall be deemed made pursuant to this Section 1.5) and such agreement shall be of no further force and effect.

Section 1.6 Voting Agreement.

(a) At every meeting of the stockholders of LACQ called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of LACQ with respect to any of the following matters, each Supporting Party shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote all of the shares of LACQ Common Stock and any other equity securities of LACQ each such Supporting Party beneficially owns as of the date hereof and any other shares of LACQ Common Stock or any other equity securities of LACQ such Supporting Party purchases or otherwise acquires beneficial ownership of after the date hereof, on the record date of the vote or votes to be held at such meeting: (i) in favor of the Transactions (including, but not limited to the Merger) and (ii) against (A) any proposal that would reasonably be expected to result in any condition to the consummation of (1) the Merger or the conditions set forth in Article X of the Merger Agreement not being fulfilled or (2) any Transaction not being consummated or fulfilled or (B) any merger or agreement constituting a Business Combination Proposal other than the Merger.

(b) During the period commencing on the date hereof and ending on the earlier of the consummation of the Transactions and the termination of the Merger Agreement pursuant to Article XI thereof, each Supporting Party shall not modify or amend any Contract between or among such Supporting Party, anyone related by blood, marriage or adoption to such Supporting Party or any Affiliate of such Supporting Party (other than LACQ or any of its Subsidiaries), on the one hand, and LACQ or any of LACQ’s Subsidiaries, on the other hand, in each case, except as contemplated under this Agreement or the Merger Agreement (including the Disclosure Schedules thereto).

Section 1.7 Further Assurances. Each Supporting Party shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement and herein.

Section 1.8 No Inconsistent Agreement. Each Supporting Party hereby represents and covenants that such Supporting Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Supporting Party’s obligations hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Supporting Parties. Each Supporting Party represents and warrants as of the date hereof to LACQ and the Company (solely with respect to itself, himself or herself and not with respect to any other Supporting Party) as follows:

(a) Organization; Due Authorization. If such Supporting Party is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Supporting Party. If such Supporting Party is an individual, such Supporting Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with the terms hereof (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Supporting Party.

(b) Ownership. Such Supporting Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Supporting Party’s shares of LACQ Common Stock and LACQ Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of LACQ Common Stock or LACQ Warrants (other than transfer restrictions under the Securities Act)) affecting any such shares of LACQ Common Stock or LACQ Warrants, other than any Permitted Liens or pursuant to (i) this Agreement, (ii) the LACQ Governing Documents, (iii) the Merger Agreement, or (iv) any applicable Securities Laws. Such Supporting Party’s shares of LACQ Common Stock and LACQ Warrants are the only equity securities in LACQ owned of record or beneficially by such Supporting Party on the date of this Agreement, and none of such Supporting Party’s shares of LACQ Common Stock or LACQ Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of LACQ Common Stock or LACQ Warrants, except as provided hereunder. Other than the LACQ Warrants and as contemplated by the Contingent Forward Purchase Contract, no Supporting Party holds or owns any rights to acquire (directly or indirectly) any LACQ Securities or any equity securities convertible into, or which can be exchanged for, LACQ Securities.

(c) No Conflicts. The execution and delivery of this Agreement by such Supporting Party does not, and the performance by such Supporting Party of his, her or its obligations hereunder will not, (i) if such Supporting Party is not an individual, conflict with or result in a violation of the organizational documents of such Supporting Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Supporting Party or such Supporting Party’s shares of LACQ Common Stock or LACQ Warrants), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Party of its, his or her obligations under this Agreement and/or the Merger Agreement.

(d) Litigation. There are no Actions pending against such Supporting Party, or to the knowledge of such Supporting Party, threatened in writing against such Supporting Party before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Party of its, his or her obligations under this Agreement.

(e) Acknowledgment. Such Supporting Party understands and acknowledges that each of LACQ and the Company is entering into the Merger Agreement in reliance upon such Supporting Party’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions (other than this Article III) shall terminate and be of no further force or effect upon the earlier to occur of (a) the Closing, (b) the date upon which the Merger Agreement is terminated in accordance with its terms, or (c) the date upon which the Parties agree in writing to terminate this Agreement. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach prior to such termination. For the avoidance of doubt, this ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in tort or contract) or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws (whether of the State of Delaware or any other jurisdiction) to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 3.3(a).

(b) WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of the other Parties.

Section 3.5 Specific Performance and Injunctive Relief. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would be an inadequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek injunctive relief, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the Supporting Parties, LACQ and the Company.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Fiduciary Duties of Shareholders. Notwithstanding any provision of this Agreement to the contrary, a shareholder, officer or director of the Supporting Party that is a director or officer of LACQ shall not be limited or restricted by this Agreement in the exercise of his or her fiduciary duties as a director or officer of LACQ.

Section 3.9 Notices. All notices, requests, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when actually delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by telecopy, facsimile or email (in each case in this clause (iv), solely if receipt is confirmed and, in the case of email, excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to LACQ:

Leisure Acquisition Corp.

250 W. 57th Street

Suite 2223

New York, NY 10107

Attention: Daniel B. Silvers, Chief Executive Officer

E-mail: dsilvers@matthewslane.com

with copies to (which will not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention: Jeffrey A. Horwitz; Daniel I. Ganitsky

Facsimile: (212) 969-2900

E-mail: jhorwitz@proskauer.com; dganitsky@proskauer.com

and to:

Miller Thomson LLP

Scotia Plaza

40 King Street West, Suite 5800

P.O. Box 1011

Toronto, Ontario M5H 3S1

Attention: Lawrence D. Wilder

If to the Company:

Gateway Casinos & Entertainment Limited

4331 Dominion Street

Vancouver, BC V5G 1C7

Attention: Tolek Strukoff, Chief Legal Officer and Corporate Secretary

Facsimile: (604) 412-0117

E-mail: tstrukoff@gatewaycasinos.com

with copies to (which will not constitute notice):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Zachary Judd and Matthew Dixon

Facsimile: (312) 993-9767

E-mail: zachary.judd@lw.com, matthew.dixon@lw.com

and to:

Bennett Jones LLP

#2500 - 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention: Christian Gauthier

Facsimile: (604) 891-5100

E-mail: gauthierc@bennettjones.com

If to a Supporting Party:

To such Supporting Party’s address set forth in Schedule I.

with a copy to (which will not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention: Jeffrey A. Horwitz; Daniel I. Ganitsky
Facsimile: (212) 969-2900

E-mail: jhorwitz@proskauer.com; dganitsky@proskauer.com

Section 3.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.12 Trust Account Waiver. The Company (for itself and on behalf of its Affiliates, directors, officers, employees, agents and other representatives) hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever in or to, and any and all right to seek payment of any amounts due to it out of, the Trust Account established for the benefit of the public stockholders of LACQ and into which substantially all of the proceeds of the LACQ’s initial public offering have been deposited, and hereby irrevocably waives any claim it presently has or may have in the future as a result of, or arising out of, the Merger Agreement, this Agreement or any other Ancillary Agreement, which claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

Section 3.13 Tax Matters. The Company or any of its Subsidiaries shall make an advance (any such advance, a “Tax Advance”) to Daniel B. Silvers and/or A. Lorne Weil (each, a “Sponsor”) who incurs an income tax liability as a result of a final determination within the meaning of Section 1313(a) of the Code (an “Adverse Tax Determination”) that the Transactions failed to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The amount of any Tax Advance shall equal the amount of income tax payable by the Sponsor, minus the aggregate amount of proceeds from the sale of such Sponsor’s or its Affiliate’s Company Shares prior to such Adverse Tax Determination. Such Tax Advance shall not bear any interest and shall be repayable upon any sale of such Sponsor’s or its Affiliate’s Company Shares after its receipt of such Tax Advance and such repayment shall be in proportion to the percentage of such Company Shares sold by the Sponsor. In addition, the Company or any of its Subsidiaries shall reimburse the Sponsor for any interest, penalties or additions to income tax liability that such Sponsor incurs as a result of such Adverse Tax Determination; provided that neither the Company nor any of its Subsidiaries shall have any obligation to loan, reimburse or otherwise pay any Sponsor any amount for Taxes attributable to making any Tax Advance or reimbursement under this Section 3.13; provided, further, that (x) no Sponsor shall take, or omit to take, any action that could prevent the Transactions from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (y) each Sponsor shall file all Tax Returns consistent with, and take no position inconsistent with, the Intended Tax Treatment unless otherwise required by a final “determination” within the meaning Section 1313(a) of the Code. Each Sponsor shall promptly notify the Company of any challenge to the Intended Tax Treatment by any Governmental Authority.

[Signature Page Follows]

IN WITNESS WHEREOF, the Supporting Parties, LACQ and the Company have each caused this Agreement to be duly executed as of the date first written above.

SUPPORTING PARTIES:

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

/s/ Parag Vora
Name:	Parag Vora
Title:	Manager

MLCP GLL FUNDING LLC

/s/ Daniel B. Silvers
Name:	Daniel B. Silvers
Title:	Authorized Signatory

MATTHEWS LANE CAPITAL PARTNERS LLC

/s/ Daniel B. Silvers
Name:	Daniel B. Silvers
Title:	Managing Member

HYDRA LAC, LLC

/s/ A. Lorne Weil
Name:	A. Lorne Weil
Title:	Authorized Signatory

/s/ Daniel B. Silvers
Name:	Daniel B. Silvers

/s/ A. Lorne Weil
Name:	A. Lorne Weil

[Signature Page to Transaction Support Agreement]

/s/ George Peng
Name: George Peng

/s/ Eric Carrera
Name: Eric Carrera

/s/ Marion Rainone
Name: Marion Rainone

/s/ Nancy Torres
Name: Nancy Torres

/s/ Joanne O’Shea
Name: Joanne O’Shea

/s/ Debra Aronowitz
Name: Debra Aronowitz

/s/ Jenn Calabrese
Name: Jenn Calabrese

/s/ Nicholas Weil
Name: Nicholas Weil

[Signature Page to Transaction Support Agreement]

LACQ:

Leisure acquisition corp.

By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer

COMPANY:

GTWY HOLDINGS LIMITED

By:	/s/ Gabriel de Alba
	Name:	Gabriel de Alba
	Title:	Authorized Signatory

[Signature Page to Transaction Support Agreement]

Exhibit A

Company Warrant Agreement

WARRANT AGREEMENT

GTWY HOLDINGS LIMITED

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated as of [ ● ], 2020

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [ ● ], 2020, is by and between GTWY Holdings Limited, a Canadian corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December [ ● ], 2019 (the “Merger Agreement”), with GTWY Merger Sub Corp. and Leisure Acquisition Corp. (“LACQ”), pursuant to which and in connection with a Plan of Arrangement, the Company agreed to issue a class of warrants (“Class A Warrants”), subject to certain vesting conditions contained in the Merger Agreement, to purchase one share of the Company’s capital stock (a “Common Share”), in accordance with the terms hereof;

WHEREAS, pursuant to the Merger Agreement, each warrant issued by LACQ in its initial public offering to purchase one share of LACQ common stock at an exercise price of $11.50 (the “LACQ Public Warrants”) was converted into one warrant, designated as a “Class B Warrant, Series I” (a “Series I Warrant” and such converted Series I Warrants issued to the holders of LACQ Public Warrants, the “Series I Public Warrants”), issued by the Company to purchase one Common Share, in accordance with the terms hereof;

WHEREAS, pursuant to the Merger Agreement, each warrant issued by LACQ pursuant to that certain Warrant Purchase Agreement, dated as of December 1, 2017, by and between LACQ and the purchasers named therein (the “Warrant Purchasers”), to purchase one share of LACQ common stock (the “LACQ Placement Warrants”) was converted into one warrant, designated as either a Series I Warrant, a “Class B Warrant, Series II” (a “Series II Warrant”) or a “Class B Warrant, Series III” (a “Series III Warrant” and together with the Class A Warrants, Series I Warrants and Series II Warrants, the “Warrants”), in each case, issued by the Company to purchase one Common Share in accordance with the terms hereof, such that the aggregate number of LACQ Placement Warrants held by each Warrant Purchaser was converted into an equal number of Warrants, comprised of equal amounts of Series I Warrants, Series II Warrants and Series III Warrants;

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, the Company has entered into that certain Contingent Forward Purchase Contract, dated as of December [ ● ], 2020, with HG Vora Special Opportunities Master Fund, Ltd. (“HGV”), pursuant to which HGV has agreed to purchase 3,000,000 Units (the “Forward Purchase Units”), each Forward Purchase Unit comprised of one Common Share and one-half of one Series I Warrant, such purchase to occur simultaneously with the Closing (as defined in the Merger Agreement);

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Shares and the Series I Public Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in registered form.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with the Depositary Trust Company (the “Depositary”) (such institutions, with respect to a Warrant in its account, a “Participant”). If the Depositary subsequently ceases to make its book-entry settlement system available for any Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that any Warrants are not eligible for, or it is no longer necessary to have Warrants available in book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book-entry Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants which shall be in the form annexed hereto as Exhibit A. Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 No Fractional Warrants Other Than as Part of Forward Purchase Units. The Company shall not issue fractional Warrants other than as part of the Forward Purchase Units. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

3. Terms and Exercise of Warrants.

3.1 Exercise Prices.

3.1.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Common Shares stated therein, at the price per share applicable to such Warrant (as provided in Section 3.1.2), subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

3.1.2 Exercise Price Per Series.

(a) Each Class A Warrant shall have a Warrant Price of $0.001;

(b) Each Series I Warrant shall have a Warrant Price of $11.50;

(c) Each Series II Warrant shall have a Warrant Price of $12.50; and

(d) Each Series III Warrant shall have a Warrant Price of $15.00.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing as of the Closing and ending (i) with respect to the Series I Warrants and Series II Warrants, on the date that is the fifth (5th) anniversary of the Closing and (ii) with respect to the Class A Warrants and Series III Warrants, on the date that is the seventh (7th) anniversary of the Closing (in each case, the “Expiration Date”); provided, for the avoidance of doubt, that the Class A Warrants shall not be exercisable if such Warrants fail to vest in accordance with their terms; provided, further, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement. Each Warrant not exercised on or before the applicable Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on such applicable Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the applicable Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the respective Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the applicable Warrant Price for each full Common Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, as follows:

(a) with respect to all Warrants, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent;

(b) with respect to all Warrants other than the Series I Public Warrants, on a “cashless basis,” by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value”, as defined in this subsection 3.3.1(b) by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b), the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent;

(c) with respect to all Warrants, as provided in Section 6.4 hereof.

3.3.2 Issuance of Common Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, or for the number of full Common Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Common Shares as to which such Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue Common Shares upon exercise of a Warrant unless the Common Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the Warrant exercise. The Company may require holders of Warrants to settle their Warrant on a “cashless basis” pursuant to Section 6.4. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Share, the Company shall round down to the nearest whole number, the number of Common Shares to be issued to such holder.

3.3.3 Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, in the case of a certificated Warrant except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of [9.8]% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such person and its affiliates shall include the number of Common Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of any Warrant, in determining the number of outstanding Common Shares, the holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4. Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Common Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Shares on account of such Common Shares (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the applicable Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each Common Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the applicable Warrant Price or to the number of Common Shares issuable on exercise of each Warrant) does not exceed $0.50.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Shares.

4.3 Adjustments in Exercise Price. Whenever the number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the applicable Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Common Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Shares in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Common Shares, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Shares in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 5 of this Agreement shall be taken into account, (2) the price of each Common Share shall be the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Shares consists exclusively of cash, the amount of such cash per Common Share, and (ii) in all other cases, the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5 Notices of Changes in Warrant. Upon every adjustment of the applicable Warrant Price or the number of Company Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Common Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Common Shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as part of the Forward Purchase Units.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to the terms of the Merger Agreement.

6.4 Registration of Common Shares; Cashless Exercise at Company’s Option.

6.4.1 Registration of the Common Shares. The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the Closing, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants; provided, however, that the Company shall have no obligations pursuant to this sentence with respect to the holders of Warrants whose Warrants are subject to that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and other holders thereto. The Company shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the Closing, holders of the Warrants shall have the right, during the period beginning on the 61st Business Day after the Closing and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (as defined below) by (y) the Fair Market Value. Solely for purposes of this subsection 6.4.1, “Fair Market Value” shall mean the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 6.4.1 is not required to be registered under the Securities Act and (ii) the Common Shares issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 6.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised (other than Warrants subject to the Registration Rights Agreement referred to above), the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 6.4.1.

6.4.2 Cashless Exercise at Company’s Option. If the Common Shares at the time of any exercise of a Warrant are not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, (i) require holders to exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described in subsection 6.4.1 and (ii) in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary. If the Company does not elect at the time of exercise to require a holder of Warrants who exercises Warrants to exercise such Warrants on a “cashless basis,” it agrees to use its best efforts to register or qualify for sale the Common Shares issuable upon exercise of the Warrant under the blue sky laws of the state of residence (in those states in which the Warrants were initially offered by the Company) of the exercising Warrant holder to the extent an exemption is not available.

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Shares.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Shares not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or be responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Common Shares shall, when issued, be valid and fully paid and non-assessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Shares through the exercise of the Warrants.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

c/o Gateway Casinos & Entertainment Limited
4331 Dominion Street
Vancouver, BC V5G 1C7
Attention: Tolek Strukoff, Chief Legal Officer and Corporate Secretary

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

8.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the applicable Warrant Price or shorten the applicable Exercise Period shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the applicable Warrant Price or extend the duration of the applicable Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

8.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GTWY HOLDINGS LIMITED

By
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By
Name:
Title:

Signature Page to the Warrant Agreement

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW
LEISURE ACQUISITION CORP.

Incorporated Under the Laws of the State of Delaware

CUSIP [ ● ]

Warrant Certificate

This Warrant Certificate certifies that [ ● ], or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase common shares of capital stock (“Common Shares”), of GTWY Holdings Limited, a Canadian corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through cashless exercise as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable Common Share. The number of Common Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Common Share for any Warrant is equal to $[ ● ] per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Signature Page to the Warrant Agreement

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

GTWY HOLDINGS LIMITED

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Signature Page to the Warrant Agreement

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of December [ ● ], 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” if permitted in accordance with the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Common Shares and herewith tenders payment for such Common Shares to the order of GTWY Holdings Limited (the “Company”) in the amount of $[ ● ] in accordance with the terms hereof. The undersigned requests that a certificate for such Common Shares be registered in the name of [ ● ], whose address is [ ● ] and that such Common Shares be delivered to [ ● ], whose address is [ ● ]. If said number of Common Shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of [ ● ], whose address is [ ● ], and that such Warrant Certificate be delivered to [ ● ], whose address is [ ● ].

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(b) or subsection 3.3.1(c) of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) or subsection 3.3.1(c), respectively, of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 6.4 of the Warrant Agreement, the number Common Shares that this Warrant is exercisable for shall be determined in accordance with Section 6.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Common Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the Common Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of , whose address is , and that such Warrant Certificate be delivered to [ ● ], whose address is [ ● ].

Date: __________, 20__	(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).